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                                  EXHIBIT 23.0




                              ACCOUNTANT'S CONSENT


We consent to the incorporation by reference in the prospectus and Registration Statement on Form S-8 (No. 33-56414) of HF Financial Corp., pertaining to the HF Financial Corp. 1991 Stock Option and Incentive Plan, of our report dated August 15, 1997, accompanying the consolidated financial statements included in the Form 10-K Annual Report of HF Financial Corp. for the fiscal year ended June 30, 1997.



                                         /s/ McGladrey & Pullen, LLP

                                         McGLADREY & PULLEN, LLP


Sioux Falls, South Dakota
September 26, 1997